Exhibit 99.1

N E W S

January 19, 2005 Beth Copeland—Media (317) 269-1395 William J. Brunner—Shareholders & Analysts (317) 269-1614 FOR IMMEDIATE RELEASE

First Indiana Announces 2004 Earnings

        (INDIANAPOLIS) —First Indiana Corporation today announced earnings of $14.7 million, or $0.93 per diluted share, for the year ended December 31, 2004. Earnings for the previous year were $2.5 million, or $0.16 per diluted share. Fourth quarter earnings were $5.5 million, or $0.35 per diluted share, compared with $2.0 million or $0.13 per diluted share, for the same period in 2003.

        Fourth quarter earnings in 2004 were affected by two non-recurring items, which were previously disclosed:

•	A $958,000 pre-tax gain on the sale of non-Indiana construction loan offices to TierOne Bank in Lincoln, Nebraska, announced September 15, 2004.
•	A $1.1 million net of tax loss on discontinued operations due to the sale of Somerset Financial Services, LLC on October 25, 2004.

Credit Quality

        Credit quality improved in the fourth quarter of 2004 with non-performing assets decreasing to $21.4 million at December 31, 2004, from $28.6 million at September 30, 2004, and $38.9 million at December 31, 2003.

        Loan charge-offs and recoveries for the fourth quarter of 2004 resulted in net recoveries of $661,000, compared with net charge-offs of $7.0 million for the fourth quarter of 2003. As a result of the improved credit situation, no additional provision was recorded for the fourth quarter of 2004. A $3.1 million provision was recorded in the fourth quarter of 2003. The provision for loan losses for the year ended December 31, 2004 was $11.6 million, compared with $39.0 million for the same period of 2003.

        The ratio of allowance for loan losses to loans at the end of the fourth quarter of 2004 was 3.5 percent, compared with 3.2 percent at the end of the third quarter of 2004 and 2.9 percent at the end of the fourth quarter of 2003. The ratio of allowance for loan losses to non-performing loans at December 31, 2004, was 269.0 percent, compared with 218.2 percent at the end of the third quarter of 2004 and 151.6 percent at the end of the fourth quarter of 2003.

Net Interest Margin

        For the fourth quarter of 2004, net interest margin held steady at 3.66 percent, compared with 3.69 percent for the third quarter and 3.37 percent for the second quarter of 2004. Net interest margin was 3.55 percent for the year ended December 31, 2004, compared with 3.69 percent for the same period in 2003. While rate increases by the Federal Reserve Board are beginning to be reflected in net interest margin, the liquidity created by the sale of the non-Indiana construction offices held down the fourth quarter margin ratio by approximately 10 basis points due to the unusually high level of short term investments.

        Net interest income for the fourth quarter of 2004 was $16.9 million, compared with $17.8 million for the third quarter of 2004. Net interest income was $69.4 million for the year ended December 31, 2004, compared with $76.9 million for the year ended December 31, 2003.

Assets and Liabilities

        Loans outstanding were $1.5 billion at December 31, 2004, compared with $1.6 billion at September 30, 2004 and $1.8 billion at December 31, 2003. The decrease for the quarter is primarily due to the sale of the non-Indiana construction offices, which included $134.4 million of outstanding residential construction loans.

        “Over the past six months, we developed and implemented specific initiatives to improve our credit quality and reduce risk,” said Marni McKinney, vice-chairman and chief executive officer. “We’re seeing the results of these initiatives on our credit quality, but an expected consequence has been a reduction in the loan portfolio. Overall, we are pleased with the results and the foundation these initiatives provide for future revenue growth.”

        First Indiana’s average core demand and savings deposits for the year increased 7 percent to $899 million from $843 million for 2003. Non-interest bearing deposits averaged $252 million for the fourth quarter of 2004, compared with $249 million for the third quarter of 2004. Said McKinney, “The increase in core deposits is the result of our ongoing initiatives to develop relationships with business and consumer clients, which has improved the corporation’s liquidity through a stable source of low cost funding.”

Non-Interest Income

        Non-interest income for the fourth quarter of 2004 was $9.0 million, compared with $8.2 million for the same period last year. For the year ended December 31, 2004, non-interest income was $40.4 million, compared with $37.7 million for the same period in 2003. Included in non-interest income is a $958,000 pre-tax gain from the sale of non-Indiana construction loan offices as mentioned above. In the fourth quarter of 2004, the corporation recorded a pre-tax impairment charge of $299,000 related to its holdings of Fannie Mae and Freddie Mac preferred stock. Non-interest income in 2004 represents 37 percent of total revenue for the corporation and has been restated for discontinued operations relating to the sale of Somerset.

Non-Interest Expense

        Non-interest expense was $15.7 million for the fourth quarter of 2004, compared with $20.4 million for the third quarter of 2004 and $20.1 million for the fourth quarter of 2003. The decrease from the third quarter is reflective of the implementation of the cost reduction plan announced September 17, 2004, and the reduction in operating costs after the sale of the non-Indiana construction offices. In addition, non-interest expense in the third quarter of 2004 included $1.2 million associated with the cost reduction plan. Non-interest expense in the fourth quarter of 2003 included $1.4 million for expenses associated with the retirement of First Indiana Bank’s president and chief executive officer. Non-interest expense for the year ended December 31, 2004, was $71.5 million, compared with $72.8 million for the year ended December 31, 2003.

Tender Offer

        On December 17, 2004, First Indiana purchased 1,730,000 of its common shares, or 11 percent of shares outstanding, at $23.50 pursuant to a self tender offer. Following the tender offer, the ratio of shareholders’ equity to assets is 9.07 percent and the tangible equity to tangible assets ratio is 7.38 percent, both at December 31, 2004.

        First Indiana Bank continues to exceed the capital levels set by the Federal Deposit Insurance Corporation Improvement Act of 1999 for a bank to be considered well-capitalized.

Conference Call

        The corporation will host a conference call to discuss fourth quarter and year-end financials on Thursday, January 20, 2005, at 8:00 a.m. EST. To participate, please call (800) 278-9857 and ask for First Indiana year-end earnings. A replay of the call will be available from 11:00 a.m. EST January 21, 2005, through midnight, January 27, 2005. To hear the replay, call (800) 642-1687 and use conference ID: 3147321.

        First Indiana Corporation (Nasdaq: FINB) is a full-service financial services company offering comprehensive financial solutions to businesses and individuals. It is the holding company for First Indiana Bank, N.A., the largest commercial bank headquartered in Indianapolis. Founded in 1915, First Indiana Bank is a national bank with 32 offices in Central Indiana. Information about First Indiana is available at (317) 269-1200, or at www.firstindiana.com, which is not a part of this news release.

        This press release contains forward-looking statements that are based on management’s current expectations, but actual results may differ materially due to various factors. Forward-looking statements by their nature are subject to assumptions, risks, and uncertainties. Actual results could differ materially from those contained in or implied by such forward-looking statements for a variety of factors including: changes in interest rates; failure of the Indiana and/or national economies to continue to improve, which could materially impact credit quality and the ability to generate acceptable loans; declines or disruptions in the stock or bond markets; delay in or inability to execute strategic initiatives designed to grow revenues and/or reduce expenses; inaccurate or erroneous assumptions made in connection with various modeling techniques; the retention of key employees and customers; new legal obligations or restrictions; and changes in accounting, tax, or regulatory practices or requirements. For additional information about the factors that affect First Indiana’s business, please see the company’s Form 10-K and other periodic filings with the Securities and Exchange Commission. First Indiana undertakes no duty to update forward-looking statements.

Financial Highlights
First Indiana Corporation and Subsidiaries
(Dollars in Thousands, Except Per Share Data)
(Unaudited)

	For the Three Months Ended December 31		For the Twelve Months Ended December 31
	2004	2003	2004	2003
Net Interest Income	$ 16,919	$ 18,330	$ 69,441	$ 76,900
Provision for Loan Losses	—	3,098	11,550	38,974
Non-Interest Income	9,027	8,176	40,435	37,663
Non-Interest Expense	15,667	20,094	71,478	72,757
Earnings from Continuing Operations, Net of Taxes	6,557	2,177	17,183	1,952
Earnings (Loss) from Discontinued Operations, Net of Taxes	(1,068)	(205)	(2,505)	577
Net Earnings	5,489	1,972	14,678	2,529

Basic Earnings (Loss) Per Share
Earnings from Continuing Operations, Net of Taxes	$ 0.42	$ 0.14	$ 1.10	$ 0.12
Earnings (Loss) from Discontinued Operations, Net of Taxes	(0.07)	(0.01)	(0.16)	0.04

Net Earnings	$ 0.35	$ 0.13	$ 0.94	$ 0.16

Diluted Earnings (Loss) Per Share
Earnings from Continuing Operations, Net of Taxes	$ 0.42	$ 0.14	$ 1.09	$ 0.12
Earnings (Loss) from Discontinued Operations, Net of Taxes	(0.07)	(0.01)	(0.16)	0.04

Net Earnings	$ 0.35	$ 0.13	$ 0.93	$ 0.16

Dividends Per Share	$ 0.180	$ 0.165	$ 0.675	$ 0.660

Net Interest Margin	3.66%	3.55%	3.55%	3.69%
Efficiency Ratio (1)	60.38	75.81	65.05	63.51
Annualized Return on Average Assets (2)	1.12	0.36	0.71	0.11
Annualized Return on Average Equity (2)	10.52	3.72	6.92	1.15

Average Shares Outstanding	15,467,384	15,578,099	15,587,541	15,570,508
Average Diluted Shares Outstanding	15,730,081	15,754,011	15,788,456	15,720,691

	At December 31
	2004	2003
Assets	$ 1,898,263	$ 2,193,137
Loans	1,500,190	1,814,991
Deposits	1,370,697	1,489,972
Shareholders’ Equity	172,143	208,894

Shareholders’ Equity/Assets	9.07%	9.52%

Shareholders’ Equity Per Share	$ 12.28	$ 13.44
Market Closing Price	22.51	18.74

Shares Outstanding	14,022,783	15,546,747

(1)	Based on continuing operations.
(2)	Includes earnings from continuing and discontinued operations.

Condensed Consolidated Balance Sheets
First Indiana Corporation and Subsidiaries
(Dollars in Thousands)
(Unaudited)

	December 31 2004	September 30 2004	December 31 2003
Assets
Cash	$ 52,611	$ 58,268	$ 58,589
Interest-Bearing Due from Banks	42,540	21,267	1,715
Securities Available for Sale	217,269	213,388	215,453
Other Investments	26,027	25,772	24,957
Loans
Business	466,703	482,881	515,316
Consumer	520,611	519,535	612,025
Residential Mortgage	279,051	277,215	316,822
Single-Family Construction	58,680	185,448	192,450
Commercial Real Estate	175,145	179,525	178,378

Total Loans	1,500,190	1,644,604	1,814,991
Allowance for Loan Losses	(53,172)	(52,511)	(53,197)

Net Loans	1,447,018	1,592,093	1,761,794
Premises and Equipment	24,954	24,083	24,732
Accrued Interest Receivable	8,194	8,427	9,353
Loan Servicing Rights	4,260	5,049	5,985
Goodwill	30,682	30,682	30,682
Other Intangible Assets	3,902	4,082	4,621
Assets of Discontinued Operations	—	7,608	9,579
Other Assets	40,806	43,060	45,677

Total Assets	$ 1,898,263	$ 2,033,779	$ 2,193,137

Liabilities
Non-Interest-Bearing Deposits	$ 265,203	$ 291,875	$ 235,811
Interest-Bearing Deposits
Demand Deposits	189,685	180,532	217,353
Savings Deposits	463,679	472,453	400,804
Certificates of Deposit	452,130	504,084	636,004

Total Interest-Bearing Deposits	1,105,494	1,157,069	1,254,161

Total Deposits	1,370,697	1,448,944	1,489,972
Short-Term Borrowings	162,208	152,185	147,074
Federal Home Loan Bank Advances	114,499	143,309	265,488
Subordinated Notes	46,657	46,627	46,534
Accrued Interest Payable	1,818	2,369	2,156
Advances by Borrowers for Taxes and Insurance	1,175	2,693	1,533
Liabilities of Discontinued Operations	—	1,653	2,602
Other Liabilities	29,066	26,579	28,884

Total Liabilities	1,726,120	1,824,359	1,984,243

Shareholders’ Equity
Common Stock	160	176	175
Capital Surplus	10,048	48,292	46,595
Retained Earnings	188,424	186,823	185,012
Accumulated Other Comprehensive Income (Loss)	(1,398)	(780)	1,756
Treasury Stock at Cost	(25,091)	(25,091)	(24,644)

Total Shareholders’ Equity	172,143	209,420	208,894

Total Liabilities and Shareholders’ Equity	$ 1,898,263	$ 2,033,779	$ 2,193,137

Condensed Consolidated Statements of Earnings
First Indiana Corporation and Subsidiaries
(Dollars in Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended December 31		Twelve Months Ended December 31
	2004	2003	2004	2003
Interest Income
Interest-Bearing Due from Banks	$ 229	$ 18	$ 389	$ 61
Federal Funds Sold	—	—	—	3
Securities Available for Sale	1,857	2,131	7,869	8,035
Dividends on Other Investments	286	320	1,170	1,252
Loans	22,487	24,529	92,216	104,979

Total Interest Income	24,859	26,998	101,644	114,330
Interest Expense
Deposits	5,049	5,528	20,433	25,164
Short-Term Borrowings	523	305	1,521	1,390
Federal Home Loan Bank Advances	1,525	2,193	6,880	9,360
Subordinated Notes	843	642	3,369	1,516

Total Interest Expense	7,940	8,668	32,203	37,430

Net Interest Income	16,919	18,330	69,441	76,900
Provision for Loan Losses	—	3,098	11,550	38,974

Net Interest Income After Provision for Loan Losses	16,919	15,232	57,891	37,926
Non-Interest Income
Deposit Charges	4,160	4,185	17,246	16,895
Loan Servicing Income (Expense)	(347)	(1,760)	(236)	(2,079)
Loan Fees	688	606	3,039	2,610
Trust Fees	933	816	3,584	3,028
Investment Product Sales Commissions	145	410	1,704	1,717
Sale of Loans	3,032	2,589	11,538	10,822
Net Investment Securities Gain (Loss)	(299)	—	(19)	7
Other	715	1,330	3,579	4,663

Total Non-Interest Income	9,027	8,176	40,435	37,663
Non-Interest Expense
Salaries and Benefits	8,504	10,720	40,308	40,601
Net Occupancy	1,046	1,088	4,088	4,096
Equipment	1,437	1,698	5,997	6,311
Professional Services	1,418	1,926	5,182	5,933
Marketing	497	672	2,139	2,498
Telephone, Supplies, and Postage	858	995	3,475	3,769
Other Intangible Asset Amortization	180	184	718	736
OREO Expenses	(57)	377	1,215	691
Other	1,784	2,434	8,356	8,122

Total Non-Interest Expense	15,667	20,094	71,478	72,757

Earnings from Continuing Operations	10,279	3,314	26,848	2,832
Income Taxes	3,722	1,137	9,665	880

Earnings from Continuing Operations, Net of Taxes	6,557	2,177	17,183	1,952
Discontinued Operations
Earnings (Loss) from Discontinued Operations	(154)	(309)	(1,090)	1,020
Income Taxes (Benefit)	914	(104)	1,415	443

Earnings (Loss) from Discontinued Operations, Net of Taxes	(1,068)	(205)	(2,505)	577

Net Earnings	$ 5,489	$ 1,972	$ 14,678	$ 2,529

Basic Earnings (Loss) Per Share
Earnings from Continuing Operations, Net of Taxes	$ 0.42	$ 0.14	$ 1.10	$ 0.12
Earnings (Loss) from Discontinued Operations, Net of Taxes	(0.07)	(0.01)	(0.16)	0.04

Basic Net Earnings Per Share	$ 0.35	$ 0.13	$ 0.94	$ 0.16

Diluted Earnings (Loss) Per Share
Earnings from Continuing Operations, Net of Taxes	$ 0.42	$ 0.14	$ 1.09	$ 0.12
Earnings (Loss) from Discontinued Operations, Net of Taxes	(0.07)	(0.01)	(0.16)	0.04

Diluted Net Earnings Per Share	$ 0.35	$ 0.13	$ 0.93	$ 0.16

Dividends Per Common Share	$ 0.180	$ 0.165	$ 0.675	$ 0.660

Net Interest Margin
First Indiana Corporation and Subsidiaries
(Dollars in Thousands)
(Unaudited)

	Three Months Ended
	December 31, 2004			December 31, 2003
	Average Balance	Interest	Yield / Rate	Average Balance	Interest	Yield / Rate
Assets
Interest-Bearing Due from Banks	$ 57,177	$ 229	1.59%	$ 6,441	$ 18	1.11%
Federal Funds Sold	—	—	—	17	—	—
Securities Available for Sale	213,223	1,857	3.48	211,825	2,131	4.02
Other Investments	25,969	286	4.41	24,824	320	5.17
Loans
Business	474,919	6,892	5.77	529,484	6,806	5.10
Consumer	520,275	8,245	6.34	617,571	9,721	4.16
Residential Mortgage	277,595	3,267	4.71	307,111	3,563	4.64
Single-Family Construction	101,535	1,396	5.47	199,680	2,200	4.37
Commercial Real Estate	175,102	2,687	6.11	165,623	2,239	5.38

Total Loans	1,549,426	22,487	5.79	1,819,469	24,529	4.65

Total Earning Assets	1,845,795	24,859	5.37	2,062,576	26,998	4.58
Other Assets	110,068			125,615

Total Assets	$1,955,863			$2,188,191

Liabilities and Shareholders’ Equity
Interest-Bearing Deposits
Demand Deposits	$ 186,328	$ 162	0.35%	$ 226,856	$ 245	0.43%
Savings Deposits	469,282	1,274	1.08	405,973	609	0.60
Certificates of Deposit	494,182	3,613	2.91	672,944	4,674	2.76

Total Interest-Bearing Deposits	1,149,792	5,049	1.75	1,305,773	5,528	1.68
Short-Term Borrowings	135,114	523	1.54	128,636	305	0.94
Federal Home Loan Bank Advances	131,018	1,525	4.63	247,735	2,193	3.51
Subordinated Notes	46,647	843	7.23	35,944	642	7.14

Total Interest-Bearing Liabilities	1,462,571	7,940	2.16	1,718,088	8,668	2.00
Non-Interest-Bearing Demand Deposits	252,224			220,562
Other Liabilities	33,602			39,320
Shareholders’ Equity	207,466			210,221

Total Liabilities and Shareholders’ Equity	$1,955,863			$2,188,191

Net Interest Income/Spread		$16,919	3.21%		$18,330	2.58%

Net Interest Margin			3.66%			3.55%

Net Interest Margin
First Indiana Corporation and Subsidiaries
(Dollars in Thousands)
(Unaudited)

	Twelve Months Ended
	December 31, 2004			December 31, 2003
	Average Balance	Interest	Yield / Rate	Average Balance	Interest	Yield / Rate
Assets
Interest-Bearing Due from Banks	$ 29,200	$ 389	1.33%	$ 5,014	$ 61	1.21%
Federal Funds Sold	—	—	—	227	3	1.18
Securities Available for Sale	215,159	7,869	3.66	177,898	8,035	4.52
Other Investments	25,573	1,170	4.57	24,194	1,252	5.18
Loans
Business	491,490	25,577	5.20	562,138	28,716	5.11
Consumer	554,570	34,177	6.16	648,890	42,448	6.54
Residential Mortgage	296,232	14,113	4.76	299,519	15,563	5.20
Single-Family Construction	166,416	8,111	4.87	204,068	9,333	4.57
Commercial Real Estate	176,641	10,238	5.80	161,352	8,919	5.53

Total Loans	1,685,349	92,216	5.47	1,875,967	104,979	5.60

Total Earning Assets	1,955,281	101,644	5.20	2,083,300	114,330	5.49
Other Assets	119,780			134,446

Total Assets	$2,075,061			$2,217,746
Liabilities and Shareholders’ Equity
Interest-Bearing Deposits
Demand Deposits	$ 185,049	$ 635	0.34%	$ 210,922	$ 1,096	0.52%
Savings Deposits	472,006	3,977	0.84	423,401	3,076	0.73
Certificates of Deposit	565,941	15,821	2.80	697,478	20,992	3.01

Total Interest-Bearing Deposits	1,222,996	20,433	1.67	1,331,801	25,164	1.89
Short-Term Borrowings	128,676	1,521	1.18	132,886	1,390	1.05
Federal Home Loan Bank Advances	188,581	6,880	3.65	262,666	9,360	3.56
Subordinated Notes	46,600	3,369	7.23	21,400	1,516	7.08

Total Interest-Bearing Liabilities	1,586,853	32,203	2.03	1,748,753	37,430	2.13
Non-Interest-Bearing Demand Deposits	241,941			209,126
Other Liabilities	34,723			40,122
Shareholders’ Equity	211,544			219,745

Total Liabilities and Shareholders’ Equity	$2,075,061			$2,217,746

Net Interest Income/Spread		$ 69,441	3.17%		$ 76,900	3.36%

Net Interest Margin			3.55%			3.69%

Loan Charge-Offs and Recoveries
First Indiana Corporation and Subsidiaries
(Dollars in Thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2004	December 31, 2003	December 31, 2004	December 31, 2003
Allowance for Loan Losses at Beginning of Period	$ 52,511	$ 57,498	$53,197	$ 44,469
Charge-Offs
Business	194	4,886	9,963	22,820
Consumer	993	1,473	4,760	5,737
Residential Mortgage	10	7	200	157
Single-Family Construction	50	1,103	1,973	5,026
Commercial Real Estate	—	79	630	101

Total Charge-Offs	1,247	7,548	17,526	33,841
Recoveries
Business	1,312	474	4,752	1,155
Consumer	124	107	665	878
Residential Mortgage	—	—	—	7
Single-Family Construction	423	10	485	254
Commercial Real Estate	49	—	49	34

Total Recoveries	1,908	591	5,951	2,328

Net Charge-Offs (Recoveries)	(661)	6,957	11,575	31,513
Provision for Loan Losses	—	3,098	11,550	38,974
Allowance Related to Bank Acquired	—	—	—	1,709
Transfer to Reserve for Letters of Credit	—	(442)	—	(442)

Allowance for Loan Losses at End of Period	$ 53,172	$ 53,197	$53,172	$ 53,197

Net Charge-Offs to Average Loans (Annualized)	(0.17)%	1.52%	0.69%	1.68%
Allowance for Loan Losses to Loans at End of Period	3.54	2.93
Allowance for Loan Losses to Non-Performing Loans
at End of Period	269.03	151.55

Non-Performing Assets
First Indiana Corporation and Subsidiaries
(Dollars in Thousands)
(Unaudited)

	December 31, 2004	September 30, 2004	December 31, 2003
Non-Performing Loans
Non-Accrual Loans
Business	$ 10,637	$ 15,854	$ 9,483
Consumer	3,078	1,988	7,402
Residential Mortgage	961	144	2,211
Single-Family Construction	45	180	7,165
Commercial Real Estate	1,184	1,184	4,743

Total Non-Accrual Loans	15,905	19,350	31,004

Accruing Loans Past Due 90 Days or More
Business	459	—	1,053
Consumer	2,025	1,803	2,691
Single-Family Construction	494	—	354
Commercial Real Estate	881	2,917	—

Total Accruing Loans Past Due 90 Days or More	3,859	4,720	4,098

Total Non-Performing Loans	19,764	24,070	35,102
Foreclosed Assets	1,681	4,495	3,780

Total Non-Performing Assets	$ 21,445	$ 28,565	$ 38,882

Non-Performing Loans to Loans at End of Period	1.32%	1.46%	1.93%
Non-Performing Assets to Loans
and Foreclosed Assets at End of Period	1.43	1.73	2.14